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                                                                    Exhibit 10.6

                              AMENDED AND RESTATED
                              EMPLOYMENT AGREEMENT

            This Amended and Restated Employment Agreement dated as of April 1, 1999, and amended and restated as of June 5, 2000, by and between Cendant Corporation, a Delaware corporation ("Cendant") and Samuel L. Katz (the "Executive").

            WHEREAS, Cendant desires to employ the Executive as Executive Vice President, Strategic Development, and the Executive desires to serve Cendant in such capacity.

            NOW THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

                                    SECTION I
                                   EMPLOYMENT

      Cendant agrees to employ the Executive and the Executive agrees to be employed by Cendant for the Period of Employment as provided in Section III below and upon the terms and conditions provided in this Agreement.

                                   SECTION II
                          POSITION AND RESPONSIBILITIES

            During the Period of Employment, the Executive will serve as Chief Executive Officer, Cendant Internet Group, and subject to the direction of the Chief Executive Officer of Cendant (the "CEO"), will perform such duties and exercise such supervision with regard to the business of Cendant as are associated with such position, as well as such additional duties as may be prescribed from time to time by the CEO. The Executive will, during the Period of Employment, devote substantially all of his time and attention during normal business hours to the performance of services for Cendant. The Executive will maintain a primary office and conduct his business in New York, New York, except for normal and reasonable business travel in connection with his duties hereunder.

                                   SECTION III
                              PERIOD OF EMPLOYMENT

            The period of the Executive's employment under this Agreement (the "Period of Employment") will begin on the date hereof and end on December 31, 2003, subject to extension or termination as provided in this Agreement.


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                                   SECTION IV
                            COMPENSATION AND BENEFITS

A.     COMPENSATION.

      For all services rendered by the Executive pursuant to this Agreement during the Period of Employment, including services as an executive, officer, director or committee member of Cendant or any subsidiary or affiliate thereof, the Executive will be compensated as follows:

      i.    BASE SALARY.

            Cendant will pay the Executive a fixed base salary ("Base Salary") of not less than $500,000, per annum. Effective as of November 1, 1999, the Executive will be eligible to receive annual increases as the Board of Directors of Cendant (the "Board") deems appropriate, in accordance with Cendant's customary procedures regarding the salaries of senior officers, but with due consideration given to the published Consumer Price Index applicable to the New York/New Jersey greater metropolitan area. Base Salary will be payable according to the customary payroll practices of Cendant, but in no event less frequently than once each month.

      ii.   ANNUAL INCENTIVE AWARDS

            The Executive will be eligible for discretionary annual incentive compensation awards; PROVIDED, that the Executive will be eligible to receive an annual bonus opportunity in respect of each fiscal year of Cendant during the Period of Employment based upon a target bonus equal to 100% of Base Salary (or such greater percentage to the extent paid to other Executive Vice Presidents of Cendant), subject to Cendant's attainment of applicable performance targets established and certified by the Compensation Committee of the Board (the "Committee"). The parties acknowledge that it is currently contemplated that such performance targets will be stated in terms of "earnings before interest and taxes" of Cendant, however such targets may relate to such other financial and business criteria of Cendant, or any of their respective subsidiaries or business units, as determined by the Committee in its sole discretion (each such annual bonus, an "Incentive Compensation Award").

      iii.  LONG-TERM INCENTIVE AWARDS

            The Executive will be eligible for annual stock option awards, subject to the sole discretion of the Committee; PROVIDED, HOWEVER, that the Executive shall be granted an option covering no less than 500,000 shares of Cendant common stock in connection with Cendant's 1999 annual grant of options to employees and; FURTHER, PROVIDED, that such options shall have such other terms and conditions determined by the Committee in its sole discretion.


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      iv.   ADDITIONAL BENEFITS

            The Executive will be entitled to participate in all other compensation and employee benefit plans or programs and receive all benefits and perquisites for which salaried employees of Cendant generally are eligible under any plan or program now in effect, or later established by Cendant, on the same basis as similarly situated senior executives of Cendant with comparable duties and responsibilities. The Executive will participate to the extent permissible under the terms and provisions of such plans or programs, and in accordance with the terms of such plans and program.


                                    SECTION V
                                BUSINESS EXPENSES

            Cendant will reimburse the Executive for all reasonable travel and other expenses incurred by the Executive in connection with the performance of his duties and obligations under this Agreement. The Executive will comply with such limitations and reporting requirements with respect to expenses as may be established by Cendant from time to time and will promptly provide all appropriate and requested documentation in connection with such expenses.

                                   SECTION VI
                                   DISABILITY

      A. If the Executive becomes Disabled, as defined below, during the Period of Employment, the Period of Employment may be terminated at the option of the Executive upon notice of resignation to Cendant, or at the option of Cendant upon notice of termination to the Executive. Cendant's obligation to make payments to the Executive under this Agreement will cease as of such date of termination, except for Base Salary and Incentive Compensation Awards earned but unpaid as of the date of such termination. In addition, in such event, each of the Executive's then outstanding options to purchase shares of Cendant common stock which were granted on or after the date hereof will become immediately and fully vested and exercisable and, notwithstanding any term or provision of such option to the contrary, shall remain exercisable until the first to occur of the third (3rd) anniversary of the date of such termination and the original expiration date of such option. For purposes of this Agreement, "Disabled" means the Executive's inability to perform his duties hereunder as a result of serious physical or mental illness or injury for a period of no less than 90 days, together with a determination by an independent medical authority that (i) the Executive is currently unable to perform such duties and (ii) in all reasonable likelihood such disability will continue for a period in excess of 180 days. Such medical authority shall be mutually and reasonably agreed upon by Cendant and the Executive and such opinion shall be binding on Cendant and the Executive.


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                                   SECTION VII
                                      DEATH

            In the event of the death of the Executive during the Period of Employment, the Period of Employment will end and Cendant's obligation to make payments under this Agreement will cease as of the date of death, except for Base Salary and Incentive Compensation Awards earned but unpaid through the date of death, which will be paid to the Executive's surviving spouse, estate or personal representative, as applicable. In addition, in such event, each of the Executive's then outstanding options to purchase shares of Cendant common stock which were granted on or after the date hereof will become immediately and fully vested and exercisable and, notwithstanding any term or provision of such options to the contrary, shall remain exercisable (by the Executive's beneficiary or estate, as provided in any applicable option plan or agreement) until the first to occur of the third (3rd) anniversary of such date of termination and the original expiration date of such option.

                                  SECTION VIII
                       EFFECT OF TERMINATION OF EMPLOYMENT

            A. WITHOUT CAUSE TERMINATION AND CONSTRUCTIVE DISCHARGE. If the Executive's employment terminates due to either a Without Cause Termination or a Constructive Discharge, as defined below, Cendant will pay the Executive (or his surviving spouse, estate or personal representative, as applicable) upon such Without Cause Termination or Constructive Discharge (i) a lump sum amount equal to the sum of the Executive's then current Base Salary, plus the Executive's then current target Incentive Compensation Award (or, if greater, the sum of then current base salary plus then current target incentive compensation award of any other senior officer of Cendant who reports directly to the CEO) multiplied by three (3) and (ii) any and all Base Salary and Incentive Compensation Awards earned but unpaid through the date of such termination. In addition, in the event of the termination of the Executive's employment due to a Without Cause Termination or a Constructive Discharge, each of the Executive's then outstanding options to purchase shares of Cendant common stock which were granted on or after the date hereof will become immediately and fully vested and exercisable and, notwithstanding any term or provision of such option to the contrary, shall remain exercisable until the first to occur of the third (3rd) anniversary of the date of such termination, and the original expiration date of such option.

            B. TERMINATION FOR CAUSE; RESIGNATION. If the Executive's employment terminates due to a Termination for Cause or a Resignation, Base Salary and any Incentive Compensation Awards earned but unpaid as of the date of such termination will be paid to the Executive in a lump sum. Except as provided in this paragraph, Cendant will have no further obligations to the Executive hereunder.

            C. For purposes of this Agreement, the following terms have the following meanings:


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      i.    "Termination for Cause" means (i) the Executive's willful failure to substantially perform his duties as an employee of Cendant or any subsidiary thereof (other than any such failure resulting from incapacity due to physical or mental illness), (ii) any act of fraud, misappropriation, dishonesty, embezzlement or similar conduct against Cendant or any subsidiary, (iii) the Executive's conviction of a felony or any crime involving moral turpitude (which conviction, due to the passage of time or otherwise, is not subject to further appeal) or (iv) the Executive's gross negligence in the performance of his duties.

      ii. "Constructive Discharge" means (i) any material failure of Cendant to fulfill its obligations under this Agreement (including without limitation any reduction of the Base Salary, as the same may be increased during the Period of Employment, or other element of compensation), (ii) a material and adverse change to the Executive's duties and responsibilities to Cendant (including without limitation the Executive no longer directly reporting to the CEO), (iii) the occurrence of a Change of Control Transaction (as defined below) or (iv) the Period of Employment expires on December 31, 2003 and Cendant does not offer to extend such Period of Employment on substantially similar professional and economic terms by at least two, and not more than three, additional year(s). The Executive will provide Cendant a written notice which describes the circumstances being relied on for the termination with respect to this Agreement within thirty (30) days after the event giving rise to the notice. Cendant will have thirty (30) days after receipt of such notice to remedy the situation prior to the termination for Constructive Discharge.

      iii. "Without Cause Termination" or "Terminated Without Cause" means termination of the Executive's employment by Cendant other than due to death, disability, or Termination for Cause.

      iv. "Resignation" means a termination of the Executive's employment by the Executive, other than in connection with a Constructive Discharge.

       v. "Change of Control Transaction" means any transaction or series of transactions pursuant to or as a result of which (i) during any period of not more than 24 months, individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a third party who has entered into an agreement to effect a transaction described in clause (ii), (iii) or (iv) of this paragraph (v)) whose election by the Board or nomination for election by Cendant's stockholders was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved (other than approval given in connection with an actual or threatened proxy or election contest), cease for any reason to constitute at least a majority of the members of the Board, (ii) beneficial ownership of 50% or more of the shares of Cendant common stock (or other securities having generally the right to vote for election of the Board) ("Shares") shall be sold, assigned or otherwise transferred, directly or indirectly, other than pursuant to a public


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offering, to a third party, whether by sale or issuance of Shares or other securities or otherwise, (iii) Cendant or any subsidiary thereof shall sell, assign or otherwise transfer, directly or indirectly, assets (including stock or other securities of subsidiaries) having a fair market or book value or earning power of 50% or more of the assets or earning power of Cendant and its subsidiaries (taken as a whole) to any third party, other than Cendant or a wholly-owned subsidiary thereof or (iv) control of 50% or more of the business of Cendant shall be sold, assigned or otherwise transferred directly or indirectly to any third party.

            D. CONDITIONS TO PAYMENT AND ACCELERATION. All payments due to the Executive under this Section VIII shall be made as soon as practicable; PROVIDED, HOWEVER, that such payments, as well as the modification of the terms of any Cendant options provided under this Section VIII, shall be subject to, and contingent upon, the execution by the Executive (or his beneficiary or estate) of a release of claims against Cendant and its affiliates in such form determined by Cendant in its sole discretion. The payments due to the Executive under this Section VIII shall be in lieu of any other severance benefits otherwise payable to the Executive under any severance plan of Cendant or its affiliates. To the extent any term or condition of any option to purchase Cendant common stock conflicts with any term or condition of this Agreement applicable to such option, the term or condition set forth in this Agreement shall govern.

                                   SECTION IX
                          OTHER DUTIES OF THE EXECUTIVE
                    DURING AND AFTER THE PERIOD OF EMPLOYMENT

            A. The Executive will, with reasonable notice during or after the Period of Employment, furnish information as may be in his possession and fully cooperate with Cendant and its affiliates as may be requested in connection with any claims or legal action in which Cendant or any of its affiliates is or may become a party.

            B. The Executive recognizes and acknowledges that all information pertaining to this Agreement or to the affairs; business; results of operations; accounting methods, practices and procedures; members; acquisition candidates; financial condition; clients; customers or other relationships of Cendant or any of its affiliates ("Information") is confidential and is a unique and valuable asset of Cendant or any of its affiliates. Access to and knowledge of certain of the Information is essential to the performance of the Executive's duties under this Agreement. The Executive will not during the Period of Employment or thereafter, except to the extent reasonably necessary in performance of his duties under this Agreement, give to any person, firm, association, corporation, or governmental agency any Information, except as may be required by law. The Executive will not make use of the Information for his own purposes or for the benefit of any person or organization other than Cendant or any of its affiliates. The Executive will also use his best efforts to prevent the disclosure of this Information by others. All records, memoranda, etc. re-

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lating to the business of Cendant or its affiliates, whether made by the
Executive or otherwise coming into his possession, are confidential and will remain the property of Cendant or its affiliates.

            C.    i.    During the Period of Employment and for a thirty (30)
month period thereafter (the "Restricted Period"), irrespective of the cause, manner or time of any termination, the Executive will not make any statements or perform any acts intended to or which may have the effect of advancing the interest of any existing or prospective competitors of Cendant or any of its affiliates or in any way injuring the interests of Cendant or any of its affiliates. During the Restricted Period, the Executive, without prior express written approval by the Board (which will not be unreasonably withheld), will not engage in, or directly or indirectly (whether for compensation or otherwise) own or hold proprietary interest in, manage, operate, or control, or join or participate in the ownership, management, operation or control of, or furnish any capital to or be connected in any manner with, any party which competes with the business of Cendant or any of its affiliates, as such business or businesses may be conducted from time to time, either as a general or limited partner, proprietor, common or preferred shareholder, officer, director, agent, employee, consultant, trustee, affiliate, or otherwise. The Executive acknowledges that Cendant's and its affiliates' businesses are conducted nationally and internationally and agrees that the provisions in the foregoing sentence will operate throughout the United States and the world.

      ii. During the Restricted Period, the Executive, without express prior written approval from the Board, will not solicit any members or the then-current clients of Cendant or any of its affiliates for any existing business of Cendant or any of its affiliates or discuss with any employee of Cendant or any of its affiliates information or operation of any business intended to compete with Cendant or any of its affiliates.

      iii. During the Restricted Period, the Executive will not interfere with the employees or affairs of Cendant or any of its affiliates or solicit or induce any person who is an employee of Cendant or any of its affiliates to terminate any relationship such person may have with Cendant or any of its affiliates, nor will the Executive during such period directly or indirectly engage, employ or compensate, or cause or permit any person with which the Executive may be affiliated, to engage, employ or compensate, any employee of Cendant or any of its affiliates. The Executive hereby represents and warrants that the Executive has not entered into any agreement, understanding or arrangement with any employee of Cendant or any of its affiliates pertaining to any business in which the Executive has participated or plans to participate, or to the employment, engagement or compensation of any such employee.

      iv. For the purposes of this Agreement, proprietary interest means legal or equitable ownership, whether through stock holding or otherwise, of an equity interest in a business, firm or entity or ownership of more than 10% of any class of eq-

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uity interest in a publicly-held company and the term "affiliate" will include without limitation all subsidiaries and licensees of Cendant.

            D. The Executive hereby acknowledges that damages at law may be an insufficient remedy to Cendant if the Executive violates the terms of this Agreement and that Cendant will be entitled, upon making the requisite showing, to preliminary and/or permanent injunctive relief in any court of competent jurisdiction to restrain the breach of or otherwise to specifically enforce any of the covenants contained in this Section IX without the necessity of showing any actual damage or that monetary damages would not provide an adequate remedy. Such right to an injunction will be in addition to, and not in limitation of, any other rights or remedies Cendant may have. Without limiting the generality of the foregoing, neither party will oppose any motion the other party may make for any expedited discovery or hearing in connection with any alleged breach of this Section IX.

            E. The period of time during which the provisions of this Section IX will be in effect will be extended by the length of time during which the Executive is in breach of the terms hereof as determined by any court of competent jurisdiction on Cendant's application for injunctive relief.

            F.    The Executive agrees that the restrictions contained in this
Section IX are an essential element of the compensation the Executive is granted hereunder and but for the Executive's agreement to comply with such restrictions, Cendant would not have entered into this Agreement.

                                    SECTION X
                                 INDEMNIFICATION

      Cendant will indemnify the Executive to the fullest extent permitted by the laws of the state of Cendant's incorporation in effect at that time, or the certificate of incorporation and by-laws of Cendant, whichever affords the greater protection to the Executive.

                                   SECTION XI
                                   MITIGATION

            The Executive will not be required to mitigate the amount of any payment provided for hereunder by seeking other employment or otherwise, nor will the amount of any such payment be reduced by any compensation earned by the Executive as the result of employment by another employer after the date the Executive's employment hereunder terminates.


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                                   SECTION XII
                                WITHHOLDING TAXES

            The Executive acknowledges and agrees that Cendant may directly or indirectly withhold from any payments under this Agreement all federal, state, city or other taxes that will be required pursuant to any law or governmental regulation.

                                  SECTION XIII
                           EFFECT OF PRIOR AGREEMENTS

            This Agreement will supersede any prior employment agreement between Cendant and the Executive and any such prior employment agreement will be deemed terminated without any remaining obligations of either party thereunder.

                                   SECTION XIV
                     CONSOLIDATION, MERGER OR SALE OF ASSETS

            Nothing in this Agreement will preclude Cendant from consolidating or merging into or with, or transferring all or substantially all of its assets to, another corporation which assumes this Agreement and all obligations and undertakings of Cendant hereunder. Upon such a consolidation, merger or sale of assets the term "Cendant" will mean the other corporation (except with respect to any determination hereunder as to whether a Change of Control Transaction has occurred) and this Agreement will continue in full force and effect.

                                   SECTION XV
                                  MODIFICATION

            This Agreement may not be modified or amended except in writing signed by the parties. No term or condition of this Agreement will be deemed to have been waived except in writing by the party charged with waiver. A waiver will operate only as to the specific term or condition waived and will not constitute a waiver for the future or act on anything other than that which is specifically waived.

                                   SECTION XVI
                                  GOVERNING LAW

            This Agreement has been executed and delivered in the State of New York and its validity, interpretation, performance and enforcement will be governed by the internal laws of that state.


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                                  SECTION XVII
                                   ARBITRATION

            A. Any controversy, dispute or claim arising out of or relating to this Agreement or the breach hereof which cannot be settled by mutual agreement (other than with respect to the matters covered by Section IX for which Cendant may, but will not be required to, seek injunctive relief) will be finally settled by binding arbitration in accordance with the Federal Arbitration Act (or if not applicable, the applicable state arbitration law) as follows: Any party who is aggrieved will deliver a notice to the other party setting forth the specific points in dispute. Any points remaining in dispute twenty (20) days after the giving of such notice may be submitted to arbitration in New York, New York, to the American Arbitration Association, before a single arbitrator appointed in accordance with the arbitration rules of the American Arbitration Association, modified only as herein expressly provided. After the aforesaid twenty (20) days, either party, upon ten (10) days notice to the other, may so submit the points in dispute to arbitration. The arbitrator may enter a default decision against any party who fails to participate in the arbitration proceedings.

            B. The decision of the arbitrator on the points in dispute will be final, unappealable and binding, and judgment on the award may be entered in any court having jurisdiction thereof.

            C. Except as otherwise provided in this Agreement, the arbitrator will be authorized to apportion its fees and expenses and the reasonable attorneys' fees and expenses of any such party as the arbitrator deems appropriate. In the absence of any such apportionment, the fees and expenses of the arbitrator will be borne equally by each party, and each party will bear the fees and expenses of its own attorney.

            D. The parties agree that this Section XVII has been included to rapidly and inexpensively resolve any disputes between them with respect to this Agreement, and that this Section XVII will be grounds for dismissal of any court action commenced by either party with respect to this Agreement, other than post-arbitration actions seeking to enforce an arbitration award. In the event that any court determines that this arbitration procedure is not binding, or otherwise allows any litigation regarding a dispute, claim, or controversy covered by this Agreement to proceed, the parties hereto hereby waive any and all right to a trial by jury in or with respect to such litigation.

            E. The parties will keep confidential, and will not disclose to any person, except as may be required by law, the existence of any controversy hereunder, the referral of any such controversy to arbitration or the status or resolution thereof.


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                                  SECTION XVIII
                                    SURVIVAL

            Sections IX, X, XI, XII, and XVII will continue in full force in accordance with their respective terms notwithstanding any termination of the Period of Employment.

                                   SECTION XIX
                                  SEPARABILITY

            All provisions of this Agreement are intended to be severable. In the event any provision or restriction contained herein is held to be invalid or unenforceable in any respect, in whole or in part, such finding will in no way affect the validity or enforceability of any other provision of this Agreement. The parties hereto further agree that any such invalid or unenforceable provision will be deemed modified so that it will be enforced to the greatest extent permissible under law, and to the extent that any court of competent jurisdiction determines any restriction herein to be unreasonable in any respect, such court may limit this Agreement to render it reasonable in the light of the circumstances in which it was entered into and specifically enforce this Agreement as limited.


            IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.


                                          CENDANT CORPORATION


                                          --------------------------
                                          By:     Thomas D. Christopoul
                                          Title:  Chief Administrative Officer


                                          SAMUEL L. KATZ


                                          --------------------------